Exhibit (8)(b)(v)

                               AMENDMENT NO. 4 TO
                               ------------------

                             PARTICIPATION AGREEMENT
                             -----------------------

The Participation Agreement (the "Agreement"), dated as of May 1, 2003, as amended, by and among AIM Variable Insurance Funds, a Delaware trust; Invesco Aim Distributors, Inc., a Delaware corporation; Jefferson National Life Insurance Company, a Texas life insurance company INVIVA Securities Corporation), is hereby amended as follows:

      WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);

      WHEREAS, effective April 30, 2010 Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.

      Schedule A of the Agreement is hereby deleted and in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED THE SEPARATE ACCOUNTS
--------------------------------------

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS


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      All other terms and  provisions of the Agreement not amended  herein shall remain in full force and effect.

Effective Date: April 30, 2010

                                       AIM VARIABLE INSURANCE FUNDS
                                       (INVESCO VARIABLE INSURANCE FUNDS)

Attest: /s/ Peter Davidson             By: /s/ John M. Zerr
        -----------------------------      -------------------------------------
Name:   Peter Davidson                     Name:  John M. Zerr
Title:  Assistant Secretary                Title: Senior Vice President

                                       INVESCO DISTRIBUTORS, INC.

Attest: /s/ Peter Davidson             By: /s/ John S. Cooper
        -----------------------------      -------------------------------------
Name:   Peter Davidson                     Name:  John S. Cooper
Title:  Assistant Secretary                Title: President

                                       JEFFERSON NATIONAL LIFE INSURANCE COMPANY

Attest: /s/ Missy Pulliam              By: /s/ Craig A. Hawley
        -----------------------------      -------------------------------------

Name:   Missy Pulliam                  Name:  Craig A. Hawley
        -----------------------------         ----------------------------------

Title:  Compliance Manager             Title: General Counsel
        -----------------------------         ----------------------------------

                                       JEFFERSON NATIONAL SECURITIES CORPORATION

Attest: /s/ Missy Pulliam              By: /s/ Craig A. Hawley
        -----------------------------      -------------------------------------

Name:   Missy Pulliam                  Name:  Craig A. Hawley
        -----------------------------         ----------------------------------

Title:  Compliance Manager             Title: President
        -----------------------------         ----------------------------------


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